Exhibit 2.3

DESCRIPTION OF SHARE CAPITAL

argenx SE (Company, argenx, we, us, and our) has one class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (Exchange Act): ordinary shares, including ordinary shares represented by American Depositary Shares (ADSs).

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and Dutch law. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to our articles of association (Articles of Association) and the deposit agreement among us, Bank of New York Mellon (the Depositary), the owners and holders of ADSs, and all other persons indirectly or beneficially holding ADSs (Deposit Agreement), which are filed with the U.S. Securities and Exchange Commission (SEC) as Exhibit 1.1 and Exhibit 2.1, respectively, to the annual report on Form 20-F to which this Exhibit is a part of (Annual Report). We last amended our Articles of Association on May 10, 2022.

The following description includes comparisons of certain provisions of our Articles of Association and Dutch law applicable to us and the Delaware General Corporation Law (DGCL), the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of DGCL which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

General

We were incorporated on April 25, 2008, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. On May 28, 2014, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of conversion and amendment. On April 26, 2017, we converted into a Dutch European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands pursuant to a notarial deed of conversion and amendment, which notarial deed was executed on the same date.

We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our corporate seat is in Rotterdam, the Netherlands, and our registered office is at Laarderhoogtweg 25, 1101EB, the Netherlands.

Our ordinary shares are listed on Euronext Brussels under ISIN Code NL0010832176 under the symbol “ARGX.” The ADSs are listed on the Nasdaq Global Select Market (Nasdaq), under the symbol “ARGX.”

Under Dutch law, a company’s authorized share capital sets out the maximum amount and number of shares that it may issue without amending its articles of association.

Our Articles of Association provide for an authorized share capital in the amount of €9 million divided into 90 million shares, each with a nominal value of €0.10. All issued and outstanding shares have been fully paid up and the shares are held in dematerialized form. Our share capital consists of ordinary shares, each with a nominal value of €0.10. Our shares are not separated into classes.

Issue of Shares

Our Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at a general meeting of our shareholders (General Meeting), or alternatively, by our board of directors (Board of Directors) if so designated by the shareholders at a General Meeting. A resolution of the shareholders at a General Meeting to issue shares, to grant rights to subscribe for shares or to designate our Board of Directors as the corporate body of the Company authorized to do so can only take place at the proposal of our Board of Directors with the consent of the majority of the non-executive directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our Board of Directors, if and insofar as our Board of Directors is designated to do so by the shareholders at a General Meeting. Designation by resolution of the shareholders at a General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our Board of Directors’ authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at a General Meeting and relates, at the most, to all unissued shares in the Company’s authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our Board of Directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at a General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.

No shareholders’ resolution or Board of Directors’ resolution is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares. A resolution of our Board of Directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.

On May 2, 2023, the shareholders at a General Meeting renewed the designation of our Board of Directors as the corporate body competent to issue shares and grant rights to subscribe for shares in the share capital of the Company up to a maximum of 10% of the outstanding capital at the date of that General Meeting, for a period of 18 months from that General Meeting and to limit or exclude statutory pre-emptive rights, if any.

Preemptive Rights

Dutch law and the Articles of Association give shareholders preemptive rights to subscribe on a pro rata basis for any issue of new shares or, upon a grant of rights, to subscribe for shares. Holders of shares have no preemptive rights upon (1) the issue of shares against a payment in kind (being a contribution other than in cash); (2) the issue of shares to our employees or the employees of a member of our group; and (3) the issue of shares to persons exercising a previously granted right to subscribe for shares.

A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Pursuant to the Articles of Association, the shareholders at a General Meeting may restrict or exclude the preemptive rights of shareholders. A resolution of the shareholders at a General Meeting to restrict or exclude the preemptive rights or to designate our Board of Directors as our body authorized to do so, may only be adopted on the proposal of our Board of Directors with the consent of the majority of the non-executive directors. A resolution of the shareholders at a General Meeting to exclude or restrict preemptive rights, or to authorize our Board of Directors to exclude or restrict preemptive rights, requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at such General Meeting.

With respect to an issuance of shares pursuant to a resolution of our Board of Directors, the preemptive rights of shareholders may be restricted or excluded by resolution of our Board of Directors if and insofar as our Board of Directors is designated to do so by the shareholders at a General Meeting. A resolution of our Board of Directors to restrict or exclude preemptive rights can only be taken with the consent of the majority of the non-executive directors.

The designation of our Board of Directors as the body competent to restrict or exclude the preemptive rights may be extended by a resolution of the shareholders at a General Meeting for a period not exceeding five years in each case. Designation by resolution of the shareholders at a General Meeting cannot be withdrawn unless determined otherwise at the time of designation. On May 2, 2023, the shareholders at the 2023 annual General Meeting renewed the designation of our Board of Directors as the corporate body competent to issue shares and grant rights to subscribe for shares in the share capital of the Company up to a maximum of 10% of the outstanding capital at the date of that General Meeting, for a period of 18 months from that General Meeting and to limit or exclude statutory pre-emptive rights, if any. While there is no current intention to benefit any specific person with such authorization to restrict the preemption rights of the existing shareholders, our Board of Directors has the power to restrict the preemption rights in whole or in part, including for the benefit of specific persons. Our Board of Directors’ ability to restrict existing shareholders’ preemption rights in whole or in part could be used as a potential anti-takeover measure.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Acquisition of Shares by the Company

We may not subscribe for our own shares on issue. We may acquire fully paid-up shares at any time for no consideration or, if:

●	our shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any statutory reserves;
●	we and our subsidiaries would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital; and
●	our Board of Directors has been authorized thereto by the shareholders at a General Meeting.

As part of the authorization, the shareholders at a General Meeting must specify the number of shares that may be repurchased, the manner in which the shares may be acquired and the price range within which the shares may be acquired. A resolution of our Board of Directors to repurchase shares can only be taken with the consent of the majority of the non-executive directors.

Shares held by us in our own share capital do not carry a right to any distribution. Furthermore, no voting rights may be exercised for any of the shares held by us or our subsidiaries unless such shares a are subject to the right of usufruct or to a pledge in favor of a person other than us or its subsidiaries and the voting rights were vested in the pledgee or usufructuary before us or its subsidiaries acquired such shares. Neither we nor our subsidiaries may exercise voting rights in respect of shares for which we or our subsidiaries have a right of usufruct or a pledge.

Reduction of Share Capital

The shareholders at a General Meeting may, upon a proposal of our Board of Directors with the consent of the majority of the non-executive directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares.

Only shares held by us or shares for which we hold the depositary receipts may be cancelled. A resolution of the shareholders at a General Meeting to reduce the number of shares must designate the shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at a General Meeting.

Articles of Association and Dutch Law

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

The shareholders at a General Meeting may resolve to amend the Articles of Association, at the proposal of our Board of Directors, with the consent of the majority of the non-executive directors. A resolution by the shareholders at a General Meeting to amend the Articles of Association requires a simple majority of the votes cast in a meeting in which at least half of our issued and outstanding capital is present or represented, or at least two-thirds of the votes cast, if less than half of our issued and outstanding capital is present or represented at that meeting.

Changing the rights of any of the shareholders will require the Articles of Association to be amended.

Company’s Shareholders’ Register

Subject to Dutch law, we must keep our shareholders’ register accurate and up-to-date. Our Board of Directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares.

Corporate Objectives

Our corporate objectives are: (a) to exploit, including all activities relating to research, development, production, marketing and commercial exploitation; biological, chemical or other products, processes and technologies in the life sciences sector in general, and more specifically in the diagnostic, pharmaceutical, medical, cosmetic, chemical and agricultural sector; (b) to design and develop instruments which may be used in medical diagnosis and affiliated areas; (c) the worldwide distribution of, sale of and rendering services relating to our products and subsidiaries directly to customers as well as through third parties; (d) to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies; (e) to render advice and services to businesses and companies with which we form a group and to third parties; (f) to finance businesses and companies; (g) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned; (h) to render guarantees, to bind us and to pledge our assets for obligations of the companies and enterprises with which we form a group and on behalf of third parties; (i) to obtain, alienate, manage and exploit registered property and items of property in general; (j) to trade in currencies, securities and items of property in general; (k) to develop and trade in patents, trademarks, licenses, know-how and other industrial property rights; and (l) to perform any and all activities of industrial, financial or commercial nature, as well as everything pertaining the foregoing, relating thereto or conductive thereto, all in the widest sense of the word. These objectives are found in Article 3 of our Articles of Association.

Limitation on Liability and Indemnification Matters

Under Dutch law, our Board of Directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code (DCC). In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our Board of Directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our Company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders’ Meetings and Consents

Quorum and Voting Requirements

Each ordinary share confers the right on the holder to cast one vote at a General Meeting. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. Nonetheless, the holders of a right of usufruct (vruchtgebruik) in shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right they may have to vote on such ordinary shares, if the right of usufruct (vruchtgebruik) or the right of pledge was granted prior to the time such ordinary share was acquired by us. We may not cast votes in respect of a share in respect of which there is a right of usufruct (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to General Meetings. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Decisions at a General

Meeting are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Board Members

Election of Board Members

Under our Articles of Association, our directors are appointed by the shareholders at a General Meeting upon proposal by our Board of Directors.

Duties and Liabilities of Directors

Under Dutch law, our Board of Directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our Board of Directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs of our Company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our Board of Directors is determined (and amended, if necessary) by our Board of Directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

Conflict of Interest

Under Dutch law, our Board of Directors will need to immediately report any (potential) direct or indirect personal interest in a matter which is conflicting with the interests of the Company and the business connected with it, to the chairperson of our Board of Directors and to the other directors and will need to provide all relevant information, including information concerning their spouse, registered partner or other partner, foster child and relatives by blood or marriage up to the second degree. The non-executive directors shall decide, without the director concerned being present, whether there is a conflict of interest. A conflict of interest in relation to a director in any event exists if we intend to enter into a transaction with a legal entity (i) in which such director personally has a material financial interest, (ii) which has an executive director or a member of the management board who is related under family law to such director or (iii) in which such director has an executive or non-executive position. An executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. A non-executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the non-executive directors or our Board of Directors as a whole, the shareholders at a General Meeting will resolve on the matter.

Remuneration

Pursuant to Dutch law and our Articles of Association, a remuneration policy for the board members must be adopted. Such remuneration policy shall be adopted by the shareholders at a General Meeting upon the proposal of the non-executive directors. The adoption of the remuneration policy requires a 75% majority vote. The remuneration policy will, subsequently, need to be resubmitted to a General Meeting for a vote at least every four years, which vote requires a 75% majority as well. The remuneration of the individual members of our Board of Directors shall be determined by the non-executive directors, at the recommendation of the remuneration and nomination committee, within the limits of the remuneration policy adopted by the shareholders at a General Meeting. Remuneration schemes in the form of shares or rights to shares is submitted by our Board of Directors to the shareholders at a General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our Board of Directors and the criteria for granting or amendment. The executive director(s) shall be given the opportunity to give their individual views on the amount and structure of their own proposed remuneration. An executive director shall not participate in any discussions and decision making if he or she has a conflict of interest in the matter being discussed, notwithstanding his or her rights to give his or her views on the amount and structure of his or her own (proposed) remuneration. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. The Annual Report shall contain a remuneration report approved by the non-executive directors in respect of the remuneration of the executive director(s), which shall contain the elements required by the law and the DCGC.

Borrowing Powers

Under our Articles of Association, directors shall not be granted any personal loans, guarantees or the like by us unless in the normal course of business, while personal loans, guarantees or the like to executive directors must also be granted on terms applicable to the personnel as a whole, and after approval of the non-executive directors.

Dividends and Other Distributions

Amount Available for Distribution

Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

The shareholders at a General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at a General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

Subject to Dutch law and the Articles of Association, our Board of Directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our Board of Directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

Our Board of Directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of our freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

Dividends and other distributions shall be made payable not later than the date determined by our board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any cash dividends for the foreseeable future.

Rights to Share in Company Profits

We have a policy on reserves and dividends which shall be determined and may be amended by the Board of Directors. The adoption and thereafter each material change of our policy on reserves and dividends shall be discussed at a General Meeting under a separate agenda item.

From the profits, shown in the annual accounts, as adopted, a General Meeting shall determine which part shall be reserved. Any profits remaining thereafter shall be at the disposal of a General Meeting. The Board of Directors shall make a proposal for that purpose. A proposal to pay a dividend shall be dealt with as a separate agenda item at a General Meeting.

Distribution of dividends on the shares shall be made in proportion to the nominal value of each share. If a loss was suffered during any one year, the Board of Directors may resolve to offset such loss by writing it off against a reserve which the Company is not required to keep by virtue of the law. The distribution of profits shall be made after the adoption of the annual accounts, from which it appears that the same is permitted. The Board of Directors may, subject to due observance of the policy of the Company on reserves and dividends, resolve to make an interim distribution. At the proposal of the Board of Directors, a General Meeting may resolve to make a distribution on shares wholly or partly not in cash but in shares. The Board of Directors may, subject to due observance of the policy of the Company on reserves and dividends, resolve that distributions to holders of shares shall be made out of one or more reserves.

Right to Surplus In the Event of Liquidation

Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.

Redemption Provisions

A General Meeting may, but only at the proposal of the Board of Directors, resolve to reduce the Company’s issue capital, with due observance of the relevant provisions of the law.

Annual Accounts and Semi-Annual Accounts

Our financial year is the calendar year. Within four months after the end of our financial year, our Board of Directors must prepare the annual accounts. It must make them available for inspection by the shareholders at our office. The annual accounts must be accompanied by an auditors’ statement, an annual report, a report by our Board of Directors and certain other information required under Dutch law. The annual accounts, the annual report, the other information required under Dutch law and the auditors’ statement must be made available to shareholders for review from the day of the notice convening the annual General Meeting. All members of our Board of Directors must sign the annual accounts and if a member does not sign, the reasons for this must be stated. The annual accounts must be adopted by a General Meeting. Within two months after the end of the first six months of the financial year, our Board of Directors must prepare semi-annual accounts and make them publicly available. If the semi-annual accounts are audited or reviewed, the independent auditor’s report must be made publicly available together with the semi-annual accounts.

Dissolution and Liquidation

argenx SE may only be dissolved by a resolution of the shareholders at a General Meeting upon a proposal made by our Board of Directors with the consent of the majority of the non-executive directors. If a resolution to dissolve argenx SE is to be put to the shareholders at a General Meeting, this must in all cases be stated in the notice convening a General Meeting. If the shareholders at a General Meeting resolve to dissolve argenx SE, the members of our Board of Directors will be charged with the liquidation of the business of argenx SE. During liquidation, the provisions of the Articles of Association will remain in force as far as possible.

A resolution by the shareholders at a General Meeting to dissolve argenx SE requires a two-thirds majority of the votes cast if less than half the issued and outstanding share capital is represented at the meeting.

Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.

Public Offer

In accordance with Directive 2004/25/EC, each European Union member state should ensure the protection of minority shareholders by obliging any person that acquires control of a company to make an offer to all the holders of that company’s voting securities for all their holdings at an equitable price.

The Directive 2004/25/EC applies to all companies governed by the laws of a European Union member state of which all or some voting securities are admitted to trading on a regulated market in one or more European Union member states. The laws of the European Union member state in which a company has its registered office will determine the percentage of voting rights that is regarded as conferring control over that company.

In accordance with Section 5:70 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (DFSA), any person—whether acting alone or in concert with others—who, directly or indirectly, acquires a controlling interest in a company will be obliged to launch a mandatory public offer for all our outstanding shares. A controlling interest is deemed to exist if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights at a General Meeting. An exception is made for, amongst others, shareholders who—whether alone or acting in concert with others—(i) had an interest of at least 30% of our voting rights before our shares were first admitted to trading on Euronext Brussels and who still have such an interest after such first admittance to trading, and (ii) reduce their holding to below 30% of the voting rights within 30 days of the acquisition of the controlling interest provided that (a) the reduction of their holding was not effected by a transfer of shares to an exempted party and (b) during such period such shareholders or group of shareholders did not exercise their voting rights.

The rules under the DFSA regarding mandatory public offers apply to us because the Company has its statutory seat in the Netherlands. However, as the shares are not admitted to trading on a regulated market in the Netherlands but are admitted to trading on Euronext Brussels and the ADSs are admitted to trading on Nasdaq, the Dutch Decree on public offers (Besluit openbare biedingen Wft) will only apply in relation to matters relating to information to be provided to trade unions and employees and company law matters, including the convocation of a General Meeting in the event of a public offer and a position statement by our Board of Directors. In case of a mandatory public offer, the provisions regarding the offered consideration and the bid procedure will be governed by Belgian law pursuant to Article 4§1, 3° of the Belgian law dated April 1, 2007 on public takeover bids (loi relative aux offres publiques d’acquisition/Wet op de openbare overnamebiedingen). Pursuant to Article 53 of the implementing Royal Decree dated April 27, 2007 (arrêté royal relatif aux offres publiques d’acquisition/Koninklijk besluit op de openbare overnamebiedingen), a mandatory public offer on our shares must be launched at a price equal to the higher of (i) the highest price paid by the offeror or persons acting in concert with it for the acquisition of shares during the last 12 months and (ii) the weighted average trading prices during the last 30 days before the obligation to launch a mandatory public offer was triggered. The price can be in cash or in securities. However, if the securities that are offered as consideration are not liquid securities that are traded on a regulated market or if the offeror or persons acting in concert with it have acquired shares for cash in the last 12 months, a cash alternative has to be offered.

No takeover bid has been instigated by third parties in respect of our equity during the previous financial year and the current financial year.

Squeeze Out Procedures

Pursuant to Article 92a, Book 2, DCC, a shareholder who for his or her own account holds at least 95% of our issued share capital may initiate proceedings against our minority shareholders to receive their shares. The proceedings are held before the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof te Amsterdam) (Enterprise Chamber) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

In addition, pursuant to Article 359c, Book 2 of the DCC, following a public offer, a holder of at least 95% of our issued share capital and voting rights has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to Article 2:359d, Book 2 of the DCC each minority shareholder has the right to require the holder of at least 95% of our issued share capital and voting rights to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.

Market Abuse Rules

As of July 3, 2016, setting aside previously applicable national legislation in the European Union member states, the Market Abuse Regulation (Regulation (EU) No 596/2014) (MAR) provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping and market manipulation. The Company, the members of our Board of Directors and other insiders and persons performing or conducting transactions in the Company’s financial instruments, as applicable, are subject to the insider trading prohibition, the prohibition on divulging inside information and tipping and the prohibition on market manipulation. In certain circumstances, the Company’s investors may also be subject to market abuse rules.

Inside information is any information of a precise nature relating (directly or indirectly) to us, or to our shares or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have a significant effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments.

Pursuant to the MAR, a person is prohibited to possess inside information and use that information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, our shares and other financial instruments to which that information relates (which is considered to be insider dealing). The use of inside information by cancelling or amending an order concerning our shares or other financial instruments to which the information relates where the order was placed before the person concerned possessed the inside information, is also prohibited. In addition, a person is also prohibited to recommend another person to engage in insider dealing, or induce another person to engage in insider dealing, which arises where the person possesses inside information and (a) recommends, on the basis of that information, that another person acquires or disposes of our shares or other financial instruments to which that information relates, or induces that person to make such an acquisition or disposal or (b) recommends, on the basis of that information, that another person cancels or amends an order concerning our shares or other financial instruments to which that information relates, or induces that person to make such a cancellation or amendment.

The Company is under an obligation to make any inside information immediately public. However, the Company may, on its own responsibility, delay the publication of inside information if it can ensure the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the Company’s legitimate interests and if the deferral does not risk misleading the market. If the Company wishes to use this deferral right it needs to inform the Belgian Financial Services and Markets Authority thereof after the information is disclosed to the public and provide a written explanation of how the conditions for deferral were met, immediately. The Company is subject to Belgian law and MAR regarding the publication of inside information.

Directors, other persons discharging managerial responsibilities and persons closely associated with them are covered by the MAR notification obligations. Directors and other persons discharging managerial responsibilities as well as persons closely associated with them, must notify the Netherlands Authority for the Financial Markets (AFM) of every transaction conducted on their own account relating to the shares or debt instruments of the Company, or to derivatives or other financial instruments linked to those shares or debt instruments. Notification must be made within three working days after the date of the transaction. Under MAR, no notification of a transaction needs to be made until transactions in a calendar year by that director, persons discharging managerial responsibilities or persons closely associated with them exceed a threshold of €5,000 (without netting). Once the threshold has been reached, all transactions will need to be notified, regardless of amount and wherever concluded.

Non-compliance with these reporting obligations could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

Transparency Directive

We are a European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands. The Netherlands is our home European Union member state (lidstaat van herkomst) for the purposes of Directive 2004/109/EC, or the Transparency Directive as amended by Directive 2010/73/EU, as a consequence of which we will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations. In addition, as long as our shares are listed on Euronext Brussels and the ADSs on Nasdaq, we are required to disclose any regulated information which has been disclosed pursuant to the DFSA as well in accordance with the Belgian Act of May 2, 2007, the Belgian Royal Decree of November 14, 2007 and Nasdaq listing rules.

We must publish our annual accounts within four months after the end of each financial year and our half-yearly figures within two months after the end of the first six months of each financial year. Within five calendar days after adoption of our annual accounts, we must file our adopted annual accounts with the AFM.

Pursuant to the DFSA, we will be required to make public without delay any change in the rights attaching to our shares or any rights to subscribe our shares.

Dutch Financial Reporting Supervision Act

Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (DFRSA), the AFM supervises the application of financial reporting standards by companies whose official seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

Pursuant to the DFSRA, the AFM has an independent right to (i) request an explanation from the Company regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, the AFM has reason to doubt that the Company’s financial reporting meets such standards and (ii) notifies the Company that its financial reports do not meet the applicable financial reporting standards, which notification may be accompanied by a recommendation to issue a press release on the subject matter. If the Company does not comply with such a request or recommendation, the AFM may request the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) to order the Company to (a) provide an explanation regarding its application of the applicable financial reporting standards to its financial reports or (b) prepare its financial reports in accordance with the Enterprise Chamber of the Court of Appeal’s instructions.

Our Obligations and Obligations of our Shareholders and Directors to Notify Holders of Shares and Voting Rights

Pursuant to chapter 5.3 of the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest or voting rights in the Company must immediately give written notice to the AFM of such acquisition or disposal if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%.

For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person; (ii) shares or voting rights held (or acquired or disposed of) by such person’s controlled entities or by a third party for such person’s account; (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement; (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment; (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.

Controlled entities (gecontroleerde ondernemingen) within the meaning of the DFSA do not themselves have notification obligations under the DFSA as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the Company’s share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the DFSA will become applicable to such former controlled entity.

Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.

Furthermore, when calculating the percentage of capital interest a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.

Under the DFSA, we are required to notify the AFM promptly of any change of 1% or more in our issued and outstanding share capital or voting rights since the previous notification. Other changes in our issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred. If a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in our issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification as described above.

Every holder of 3% or more of our share capital or voting rights who, in relation to its previous notification, reaches, exceeds or falls below any of the above-mentioned thresholds as a consequence of a different composition by means of an exchange or conversion into shares or the exercise of rights pursuant to an agreement to acquire voting rights, must notify the AFM at the latest within four trading days.

Furthermore, each director must notify the AFM of each change in the number of shares he or she holds and of each change in the number of votes he or she is entitled to cast in respect of our issued and outstanding share capital, immediately after the relevant change.

The AFM does not issue separate public announcements of the notifications. It does, however, keep a public register of and publishes all notifications made pursuant to the DFSA at its website (www.afm.nl). Third parties can request to be notified automatically by email of changes to the public register in relation to a particular company’s shares or a particular notifying party.

Non-compliance with these notification obligations is an economic offence and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by us, or by one or more of our shareholders who alone or together with others represent at least 3% of our issued and outstanding share capital of or voting rights. The measures that the civil court may impose include:

●	an order requiring the person with a duty to disclose to make the appropriate disclosure;
●	suspension of the right to exercise the voting rights by the person with a duty to disclose for a period of up to three years as determined by the court;
●	voiding a resolution adopted by the shareholders at a General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the shareholders at a General Meeting until the court makes a decision about such voiding; and
●	an order to the person with a duty to disclose to refrain, during a period of up to five years as determined by the court, from acquiring shares or voting rights in the Company.

Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.

Short Positions

Net Short Position

Pursuant to European Union Regulation No. 236/2012, each person holding a net short position attaining 0.2% of our issued share capital of must report it to the AFM. Each subsequent increase of this position by 0.1% above 0.2% will also have to be reported. Each net short position equal to 0.5% of our issued share capital and any subsequent increase of that position by 0.1% will be made public via the AFM short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set off. A short transaction in a share can only be contracted if a reasonable case can be made that the shares sold can actually be delivered, which requires confirmation of a third party that the shares have been located. The notification shall be made no later than 15:30 CET on the following trading day.

Gross Short Position

Furthermore, each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must immediately give written notice to the AFM.

If a person’s gross short position reaches, exceeds or falls below one of the abovementioned thresholds as a result of a change in our issued share capital, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification in the public register of the AFM.

The AFM keeps a public register of the short selling notifications. Shareholders are advised to consult with their own legal advisors to determine whether any of the above short selling notification obligations apply to them.

Comparison of Dutch Corporate Law, our Articles of Association and Board of Directors By-Laws and DGCL

The following comparison between Dutch corporation law, which applies to us, and DGCL, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters which are also described in Item 10 of the accompanying Form 20-F. Because these statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of DGCL which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

Duties of Board Members

The Netherlands. We have a one-tier board structure consisting of our executive directors and non-executive directors.

Under Dutch law, our Board of Directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our Board of Directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs in the Company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our Board of Directors is determined (and amended, if necessary) by our Board of Directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest.

Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

An executive director may not be allocated the tasks of: (i) serving as chairperson of our Board of Directors; (ii) determining the remuneration of the executive directors; or (iii) nominating directors for appointment. An executive director may not participate in the adoption of resolutions (including any deliberations in respect of such resolutions) relating to the remuneration of executive directors and to the appointment of a statutory auditor for the audit of the annual accounts. Certain resolutions of our board can only be adopted with the consent of a majority of the non-executive directors.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Board of Directors Resolutions Requiring a Special Majority

Under our Board of Directors’ by-laws (By-Laws), the following actions require the consent of the majority of the non-executive directors:

●	Any proposal of our Board of Directors to a General Meeting with respect to well the dissolution, liquidation or winding up of the Company;

●	Any proposal of our Board of Directors to a General Meeting with respect to an amendment of the Articles of Association;
●	Any proposal of our Board of Directors to a General Meeting with respect to an issue of shares in our capital or to grant rights to subscribe for shares in our capital or to designate our Board of Directors as the corporate body authorized to do so as well as a resolution of our Board of Directors to issue shares or to grant rights to subscribe for our shares;
●	Any proposal of our Board of Directors to a General Meeting with respect to the exclusion or restrictions of preemptive rights to subscribe for shares in our capital or to rights to subscribe for shares in our capital or to designate our Board of Directors as the corporate body authorized to do so as well as a resolution of our Board of Directors to restrict or exclude preemptive rights;
●	Acquisition of our own shares;
●	Any proposal of our Board of Directors to a General Meeting with respect to a reduction of share capital;
●	Any change to our accounting policies;
●	Adoption of as well as any changes to our reserves and dividends policy, as well as any proposal of our Board of Directors to a General Meeting for the payment of any dividends, an interim distribution as referred to in the first sentence of Article 20, paragraph 6 of the Articles of Association, or any distribution out of our reserves;
●	Adoption of our annual budget for the Company and its group;
●	Otherwise than in accordance with the adopted annual budget, subscribing or otherwise acquiring, or disposing of securities in the capital of other companies, or establishing any new branch or subsidiary as well as dissolving, liquidating, winding-up any such branch or subsidiary;
●	Otherwise than in accordance with the adopted annual budget, incurring any debt, issuing any guarantees, making any loan or advances or giving any credit;
●	Otherwise than in accordance with the adopted annual budget, the assignment or other sale of patents or other intellectual property other than the grant of non-exclusive licenses in the ordinary course of business;
●	Expenses, investments and divestments other than in accordance with the adopted annual budget;
●	Adoption and amendment of any employee equity incentive plan (Equity Incentive Plan);
●	Conducting any material litigation on behalf of the Company other than in relation to the collection of debts, and taking measures which cannot be delayed, and making settlements;

●	Directly or indirectly entering into any agreements, contracts or arrangements which are not of an at arm’s length nature and the entering into an arrangement or agreement with (including, without limitation, an individual related to) a shareholder of the Company, executive director or non-executive director; and
●	Changing the business location of the Company.

Our Board of Directors may designate further resolutions which also require the consenting vote of a majority of the non-executive directors. These further resolutions must be clearly specified and in writing.

Resolutions of the Board of Directors entailing a significant change in the identity or character of the Company or its business require the approval of the shareholders at a General Meeting. This includes in any case: (i) the transfer to a third party of the business of the Company or practically the entire business of the Company; (ii) the entry into or breaking off of any long-term cooperation of the Company or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry or breaking off is of far-reaching importance to the Company; or (iii) the acquisition or disposal by the Company or a subsidiary of an interest in the capital of a company with a value of at least one-third of the Company’s assets according to the consolidated balance sheet with explanatory notes included in the last adopted annual accounts of the Company. Failure to obtain the approval of the shareholders at a General Meeting for these resolutions of the Board of Directors does not affect the power of representation of the Board of Directors.

The Board of Directors as a whole is authorized to represent the Company. In addition, each executive director acting solely is also authorized to represent the Company. Our Board of Directors may appoint individuals (procuratiehouders) with general or limited power to represent the Company. Each of these individuals shall be able to represent the Company with due observance of any restrictions imposed on him. Our Board of Directors shall determine their titles.

Tasks that have not been specifically allocated fall within the power of our Board of Directors as a whole. All directors remain collectively responsible for proper management regardless of the allocation of tasks.

The executive directors and the non-executive directors may adopt legally valid resolutions with regard to matters that fall within the scope of their respective duties. Our Board of Directors may only adopt resolutions when the majority of the relevant directors in office shall be present or represented, with a simple voting majority of the votes cast, which is 50% plus one.

Delaware.  The DGCL does not provide for special majority requirements for resolutions by the board of directors. Under the DGCL, the vote of the majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors unless the certificate of incorporation or the bylaws requires a vote of a greater number.

Board Member Terms

The Netherlands.  Pursuant to the Articles of Association, a member of our Board of Directors shall retire not later than on the day on which the first General Meeting is held following lapse of four years since his or her appointment. A retiring member of our Board of Directors may be re-appointed.

Under Dutch law, the shareholders at a General Meeting have the authority to suspend or remove members of our Board of Directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our Board of Directors. A suspension by our Board of Directors may be discontinued by the shareholders at a General Meeting at any time.

Delaware.  The DGCL generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve, unless stated otherwise in the certificate of incorporation or bylaws.

Board Member Vacancies

The Netherlands.  Under Dutch law, the shareholders at a General Meeting appoint the members of our Board of Directors. For each seat on our Board of Directors to be filled, our Board of Directors shall make one or more proposals. A resolution to appoint a member of our Board of Directors nominated by our Board of Directors may be adopted by a simple majority of the votes cast. A nomination for appointment of an executive director must state the candidate’s age and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our Board of Directors. The nomination must state the reasons for the nomination of the relevant person. A nomination for appointment of a non-executive director must state the candidate’s age, his or her profession, the number of shares he or she holds and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our Board of Directors. Furthermore, the names of the legal entities of which he or she is already a supervisory board member or a non-executive member of the board shall be indicated; if those include legal entities which belong to the same group, a reference to that group will be sufficient. The nomination must state the reasons for the nomination of the relevant person.

Delaware.  The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

The Netherlands.  Directors will immediately report any (potential) direct or indirect personal interest in a matter which is conflicting with the interests of the Company and the business connected with it to the chairperson of our Board of Directors and to the other directors and will provide all relevant information, including information concerning their spouse, registered partner or other partner, foster child and relatives by blood or marriage up to the second degree as defined under Dutch law. The non-executive directors shall decide, without the director concerned being present, whether there is a conflict of interest. A conflict of interest in relation to a director in any event exists if we intend to enter into a transaction with a legal entity (i) in which such director personally has a material financial interest, (ii) which has an executive director or a member of the management board who is related under family law to such director or (iii) in which such director has an executive or non-executive position. An executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. A non-executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the non-executive directors or our Board of Directors as a whole, the shareholders at a General Meeting will resolve on the matter. A director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by our Board of Directors a whole, Board of Directors will resolve on the matter as if there were no conflict of interest.  All transactions in which there are conflicts of interest with directors shall be agreed on terms that are customary in the sector concerned. Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to us or to the relevant director require the approval of the non-executive directors. All transactions between us and legal or natural persons who hold at least one tenth of our shares shall be agreed on terms that are customary in the sector in which we and our combined businesses are active. The non-executive directors are required to approve such transactions that are of a material significance to us or to such persons.

Delaware.  The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

●	the material facts as to the director’s relationship or interest are disclosed and a majority of the disinterested directors consent;
●	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or
●	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

The Netherlands.  A non-executive director may issue a proxy for a specific board meeting but only to other non-executive directors in writing. An executive director may issue a proxy for a specific board meeting but only to other executive directors in writing.

Delaware.  A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Voting Rights

The Netherlands.  In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at a General Meeting. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

Shareholders may exercise their rights at a General Meeting if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of a General Meeting, and they or their proxy have notified us of their intention to attend a General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our Board of Directors (which date was for the previous General Meetings set on the seventh day prior to the relevant General Meeting), specifying such person’s name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware.  Under the DGCL, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

The Netherlands.  Pursuant to our Articles of Association, extraordinary General Meetings will be held whenever our Board of Directors deems such to be necessary and annual General Meetings must be held within the first six months of the Company’s financial year. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may request our Board of Directors to convene a General Meeting. If our Board of Directors has not taken the steps necessary to ensure that a General Meeting could be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by Court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our Board of Directors to convene a General Meeting and our Board of Directors has not taken the necessary steps so that such General Meeting could be held within six weeks after the request.

Also, the agenda for a General Meeting shall include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by our Board of Directors at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting our Board of Directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the Company’s strategy, our Board of Directors may invoke a response time of a maximum of 180 days until the day of a General Meeting. In addition, pursuant to the DCC, our Board of Directors may invoke a statutory cooling-off period up to a maximum of 250 days (wettelijke bedenktijd). For the Company, this means that the new rules will apply in case:

●	shareholders requesting our Board of Directors to have a General Meeting consider a proposal for the appointment, suspension or dismissal of one or more directors, or a proposal for the amendment of one or more provisions in the articles of association relating thereto; or
●	a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having been reached agreement about the offer; and
●	only if our Board of Directors also considers the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

If our Board of Directors invokes such cooling-off period, this suspends the powers of a General Meeting to appoint, suspend or dismiss directors (and to amend the articles of association in this respect).

Delaware.  Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least (i) $2,000 of the corporation’s securities entitled to vote on the proposal for at least three years, (ii) $15,000 of the corporation’s securities entitled to vote on the proposal for at least two years, or (iii) $25,000 of the corporation’s securities entitled to vote on the proposal for at least one year may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Shareholders who intend to solicit proxies in support of director nominees other than the corporation’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Action by Written Consent

The Netherlands.  Our Articles of Association do not provide for the possibility that shareholders’ resolutions can also be adopted in writing without holding a meeting of shareholders. Although permitted by Dutch law, for a listed company, this method of adopting resolutions is not feasible.

Delaware.  Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

The Netherlands.  The concept of appraisal rights is not known as such under Dutch law.

However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Furthermore, in accordance with the Directive (EU) 2017/1132 of the European Parliament and the Council of June 14, 2017 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another European Union member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

Delaware.  The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

The Netherlands.  In the event a third party is liable to a Dutch company, only the Company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the Company. Only in case cause for the liability of a third party to the Company also constitutes a tortious act directly against a shareholder such shareholder has an individual right of action against such third party in its own name. The DCC provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Delaware.  Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

The Netherlands.  Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may, however, subject to certain restrictions under Dutch law and our Articles of Association, acquire shares in our own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, we may repurchase fully paid shares in our own capital if (i) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law, (ii) we (including our subsidiaries) would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) our Board of Directors has been authorized thereto by the shareholders at the General Meeting.

An authorization by the shareholders at a General Meeting to our Board of Directors for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

No authorization of the shareholders at a General Meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

Delaware.  Under the DGCL, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover Provisions

The Netherlands.  Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our Company more difficult or less attractive, including requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our Board of Directors.

Delaware.  In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the DGCL also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the DGCL prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

●	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;
●	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or
●	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the corporation, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands.  The board of directors provides the shareholders at a General Meeting in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the board of directors invokes an overriding interest, it must give reasons.

Delaware.  Under the DGCL, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Board Member

The Netherlands.  The shareholders at a General Meeting have the authority to suspend or remove members of our Board of Directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our Board of Directors. A suspension by our Board of Directors may be discontinued by the shareholders at a General Meeting at any time.

Delaware.  Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands.  Under Dutch law, in the event of an issuance of ordinary shares or upon a grant of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or the issue of shares to persons exercising a previously granted right to subscribe for shares). A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the shareholders at a General Meeting upon proposal of our Board of Directors with the consent of the majority of the non-executive directors.

Our Board of Directors, with the consent of the majority of the non-executive directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the shareholders at a General Meeting. Such designation can be granted for a period not exceeding five years. A resolution of the shareholders at a General Meeting to restrict or exclude the preemptive rights or to designate our board of directions as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

Delaware.  Under the DGCL, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands.  Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

The shareholders at a General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at a General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

Subject to Dutch law and the Articles of Association, our Board of Directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our Board of Directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

Our Board of Directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of its freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

Dividends and other distributions shall be made payable not later than the date determined by our Board of Directors. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware.  Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands.  Under Dutch law, our shareholders at a General Meeting must approve resolutions of our Board of Directors relating to a significant change in the identity or the character of a company or a company’s business, which includes:

●	a transfer of the business or virtually the entire business to a third party;

●	the entry into or termination of a long-term cooperation of a company or its subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and
●	the acquisition or divestment by a company or its subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the most recent annual accounts of the company.

Under Dutch law, a shareholder who, for its own account, owns shares representing at least 95% of the nominal value of a company’s issued share capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

Delaware.  Under the DGCL, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The DGCL permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the DGCL, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Board Members

The Netherlands.  Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board members. Such remuneration policy shall be adopted by the shareholders at a General Meeting upon the proposal of the non-executive directors. The adoption of the remuneration policy requires a 75% majority vote. The remuneration policy will, subsequently, need to be resubmitted to a General Meeting for a vote at least every four years, which vote requires a 75% majority as well. The remuneration of the individual members of our Board of Directors shall be determined by the non-executive directors, at the recommendation of the remuneration and nomination committee, within the limits of the remuneration policy adopted by the shareholders at a General Meeting. Remuneration schemes in the form of shares or rights to shares is submitted by our Board of Directors to the shareholders at a General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our Board of Directors and the criteria for granting or amendment.

Delaware.  Under the DGCL, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

As a Dutch company we are subject to the DCGC.

The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report that we file in the Netherlands.

We acknowledge the importance of good corporate governance and we fully endorse the underlying principles of the DCGC, which is reflected in our By-Laws. Our By-Laws are available as Exhibit 1.2 to our Annual Report. However, we do not comply with or deviate from the best practice provisions in the areas set out below, for the reasons explained in this section. These deviations all relate to our remuneration practices, which are in line with our remuneration policy as approved by our annual General Meeting held in 2021.

●	We do not comply with best practice provisions 3.1.2 under vi of the DCGC, which states that shares should be held for at least five years after they are awarded. Whereas we do have minimum holding requirements requiring our directors and executive management to hold minimum levels of ownership in the company during their time in function and for a period thereafter, we do not have a generic restriction on selling shares within the 5 years after they are granted. We regularly benchmark our equity incentive practices, and note that an all out selling restriction of 5 years post grant is significantly more strict than the selling restrictions applied by a large majority of our competitors for talent. We believe our overall vesting periods of 4 years for restricted stock units (RSUs) and 3 years for stock options, combined with minimum holding requirements after the vesting period, effectively ensure long term alignment of interest and we do not expect to implement a general 5 year holding requirement for all equity in the foreseeable future.
●	We do not comply with best practice provision 3.2.3. of the DCGC, which requires that the severance payment in the event of dismissal should not exceed one year’s base compensation. Our remuneration policy provides that a severance payment equal to 18 months base compensation to our chief executive officer. The severance component of the remuneration package is, like all other components, benchmarked against and aligned with the severance components as identified within the reference group. On this topic, considering the importance of competitive remuneration for our ability to attract and retain highly qualified persons, alignment with the reference group is prioritized over compliance with this best practice provision 3.2.3. We currently do not envision to change our practice in this respect.
●	We do not comply with best practice provision 3.3.2. of the DCGC, which states that non-executive directors should not be granted any shares or rights to shares as remuneration. We note that the ‘best practices’ and usages regarding granting equity incentives to non-executive directors vary significantly between the key jurisdictions in which we operate. For example, we conduct a significant part of our operations in Belgium and the Belgian Corporate Governance Code requires that non-executive directors receive part of their remuneration in the form of shares, but not stock options. Our benchmarking confirms that offering equity incentives to non-executive directors in the form of options and/or shares is on the other hand widely accepted market practice in the U.S, with over 90% of our U.S. reference group companies granting stock options to directors (benchmark of September 2022). We believe it is in the interest of our stakeholders that we are equipped to recruit the talent on our Board of Directors proportionate to our international ambitions. For this reason, we aligned our remuneration practices with those prevalent in the key markets in which we need to compete for talent. Considering specifically our significant activities in the U.S. and the specialized knowledge and experience needed on our Board of Directors to maximize our chances of success in this region, we need to align our remuneration practices for non-executive directors with the U.S. companies in our reference group, meaning we offer share options and/or restricted share units to our non-executive directors. We believe this is a conscious and well-considered deviation from the DCGC that is required to serve our long-term global goals and ambitions. On this topic, considering the importance of competitive remuneration for our ability to attract and retain highly qualified persons, alignment with the reference group is prioritized over compliance with this best practice provision 3.3.2. We currently do not envision to change our practice in this respect, unless the practice in our reference group changes. If our benchmark exercise shows that offering only cash (no equity incentives) or equity excluding stock options becomes competitive practice in our key markets, we will consider adhering in full to this best practice principle.

Change in the Capital

Issue of Shares

Our Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at a General Meeting, or alternatively, by our Board of Directors if so designated by the shareholders at a General Meeting. If the Board of Directors is designated by the shareholders at a General Meeting to issue shares or grant rights to subscribe for shares, the shareholders are not permitted to also do so for as long as the designation of the Board of Directors to do so is in effect. A resolution of the shareholders at a General Meeting to issue shares, to grant rights to subscribe for shares or to designate our Board of Directors as the corporate body of the Company authorized to do so can only take place at the proposal of our Board of Directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our Board of Directors, if and insofar as our Board of Directors is designated to do so by the shareholders at a General Meeting. Designation by resolution of the shareholders at a General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our Board of Directors’ authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at a General Meeting and relates, at the most, to all unissued shares in the Company’s authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our Board of Directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at a General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.

A resolution of our Board of Directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.

The 2023 General Meeting renewed the designation of our Board of Directors as the corporate body competent to issue shares and grant rights to subscribe for shares in the share capital of the Company up to a maximum of 10% of the outstanding capital at the date of that General Meeting, for a period of 18 months from that General Meeting and to limit or exclude statutory pre-emptive rights, if any.

Reduction of Share Capital

The shareholders at a General Meeting may, upon a proposal of our Board of Directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares.

Limitations on the Right to Own Securities

Neither Dutch law nor our Articles of Association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

American Depositary Shares

The following is a summary of what we believe to be the material terms of the Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Deposit Agreement and the form of the American Depositary Receipt (Receipt), filed as Exhibit 2.1 of our Annual Report.

General

In connection with our initial public offering on Nasdaq, the Bank of New York Mellon, as the Depositary, registered and delivered ADSs. The ADSs are listed on Nasdaq under the symbol “ARGX.” Each ADS represents one share (or a right to receive one share) deposited with ING Bank N.V., as custodian for the Depositary in the Netherlands (Custodian). Each ADS also represents any other securities, cash or other property which may be held by the Depositary. The Depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286 (Depositary’s Office).

The transfer agent and registrar for the ADSs is Bank of New York Mellon (Registrar). The Registrar’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

Owners and Holders (both terms as defined below) of ADSs will not be treated as shareholders and do not have shareholder rights. Dutch law governs shareholder rights. The Deposit Agreement sets out the rights of Owners and Holders and the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.

The term Owner shall mean the person in whose name ADSs are registered on the books of the Depositary maintained for that purpose. The term Holder shall mean any person holding a receipt or a security entitlement or other interest in ADSs, whether for its own account or for the account of another person, but that is not the Owner of that receipt or those ADSs. The term Deposited Securities as of any time shall mean Shares (as defined below) at such time deposited or deemed to be deposited under the Deposit Agreement, including without limitation, Shares that have not been successfully delivered upon surrender of ADSs, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under the Deposit Agreement. The term Shares shall mean ordinary shares of the Company that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8 of the Deposit Agreement, an exchange or conversion in respect of the Shares of the Company, the term Shares shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

Share Dividends and Other Distributions

The Depositary has agreed to pay or distribute to the Owners the cash dividends or other cash distributions it or the Custodian receives on Deposited Securities, upon payment or deduction of its fees and expenses and withholding of any applicable taxes or other governmental charges. Owners will receive these distributions in proportion to the number of shares their ADSs represent.

If the Depositary receives any dividends in, or free distribution of, Shares, it may deliver, proportionally, to the Owners entitled thereto an aggregate number of ADSs representing the amount of Shares received in the dividend or free distribution, subject to the terms and conditions of the Deposit Agreement, the withholding of any tax or governmental charge, and the payment of the fees and expenses of the Depositary. In lieu of delivering fractional ADSs, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or the ADSs representing those Shares) and distribute the net proceeds as a cash distribution.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act.

If rights are granted to the Depositary to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or ADSs representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to the Owners entitled to those proceeds.

If the Depositary receives any distribution that is not in cash, shares or rights, the Depositary shall, as it deems equitable, practicable, and lawful, distribute all such distributions proportionally to the Owners entitled thereto, after payment or deduction of fees and expenses and withholding of any applicable taxes and other governmental charges.

Surrender of ADSs and Withdrawal of Deposited Securities

An Owner may surrender his ADSs at the Depositary’s Office. Upon payment of the Depositary’s fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary shall direct the Custodian to deliver the shares and any other deposited securities underlying the ADSs to the Owner or a person the Owner designates. Or, at an Owner’s request, risk and expense, the Depositary will deliver the deposited securities at the depositary’s office, if feasible.

The Depositary may charge the Owner a fee and its expenses for instructing the Custodian regarding delivery of the Deposited Securities.

Voting

Owners and Holders are not treated as our shareholders and will not have shareholder rights. The rights of Owners and Holders are limited to those under the Deposit Agreement.

If we request the Depositary to solicit the Owners’ voting instructions (and we are not required to do so), the Depositary will notify the Owners of a General Meeting and send or make voting materials available to them. Those materials will describe the matters to be voted on and explain how the Owners may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. The Depositary will try, as far as practical, subject to Dutch law and the provisions of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by the Owners. If we do not request the Depositary to solicit the Owners’ voting instructions, an Owner can still send voting instructions, and, in that case, the Depositary may try to vote as he/she instructs, but is not required to do so. In any event, the Depositary will not exercise any discretion in voting the deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the Depositary to solicit the Owners’ instructions at least 45 days before the meeting date but the Depositary does not receive voting instructions from an Owner by the specified date, it will consider such Owner to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by its ADSs. The Depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the Depositary that:

●	we do not wish to receive a discretionary proxy;
●	there is substantial shareholder opposition to the particular question; or
●	the particular question would have an adverse impact on our shareholders.

We are required to notify the Depositary if one of the conditions specified above exists. In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to our shares, if we request the Depositary to act, we agree to give the Depositary notice of any meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Procedures for Transmitting Notices, Reports and Proxy Soliciting Material

If notices, reports, or proxy soliciting materials are to be sent to the Owners, such documents will be (i) sent in paper form by mail or another means or (ii) with the consent of the Owner, another procedure that has the effect of making the information available to ADS holders, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form promptly as practicable upon request by the Owner.

The Sale or Exercise of Rights

If rights are granted to the Depositary in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or ADSs representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of the Owners in general or any Owner in particular, or to sell rights.

Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization

If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (Replacement), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933, as amended (Securities Act) or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been redeemed pursuant to Section 4.8(b) of the Deposit Agreement. A Replacement shall be a Termination Option Event (as defined below).

Amendment, Extension or Termination of the Deposit Arrangements

The form of the American Deposit Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding ADSs until the expiration of 30 days after notice of that amendment has been disseminated to the Owners of outstanding ADSs. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold ADSs or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each ADS, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of ADSs to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender ADSs and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if:

1.

at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement;

2.	an Insolvency Event (as defined below) or Delisting Event (as defined below) occurs with respect to the Company; or
3.	a Termination Option Event has occurred or will occur.

An Insolvency Event occurs if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the Company are not expected to be paid.

A Delisting Event occurs if the American Depositary Shares are delisted from a securities exchange on which the American Depositary Shares were listed and the Company has not listed or applied to list the  on any other securities exchange.

The term Termination Option Event shall mean an event of a kind defined as such in Section 4.1, 4.2, or 4.8 of the Deposit Agreement.

●	Under Section 4.1 of the Deposit Agreement, a Termination Option Event occurs if a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying the ADSs and the Depositary requires surrender of those ADSs and/or requires payment of or deducts the fee for surrender of ADSs (whether or not it is also requiring surrender of ADSs) as a condition of making that cash distribution.
●	Under Section 4.2 of the Deposit Agreement, a Termination Option Event occur if a distribution would represent a return of all or substantially all the value of the Deposited Securities underlying ADSs and the Depositary requires surrender of those ADSs and/or requires payment of or deducts the fee for surrender of ADSs (whether or not it is also requiring surrender of ADSs) as a condition of making that cash distribution.
●	Under Section 4.8 of the Deposit Agreement:
o	A Termination Option Event occurs if all or substantially all of the Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities.
o	A Termination Option Event occurs if the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the

Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities.

o	If there are no Deposited Securities with respect to ADSs, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to ADSs have become apparently worthless, the Depositary may call for surrender of those ADSs or may cancel those ADSs, upon notice to Owners, causing a Termination Option Event to occur.

If termination of the Deposit Agreement is initiated, the Depositary shall disseminate a notice of termination to the Owners of all ADSs then outstanding setting a date for termination (the Termination Date), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

The Rights That Holders of Receipts Have to Inspect the Books of the Depositary and the List of Receipt Holders

The Depositary shall keep books for the registration of ADSs, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

The Depositary will make available for inspection by Owners at the Depositary’s Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any SEC regulations.

Restrictions On the Right to Transfer or Withdraw the Underlying Securities

As a condition precedent to the delivery, registration of transfer or surrender of any ADSs or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of ADSs not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, its Section 2.6.

The delivery of ADSs against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar (as defined below), if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities.

The term Foreign Registrar shall mean the entity that carries out the duties of registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including, without limitation, any securities depository for the Shares.

The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that, at the time of deposit, are Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act, except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of The Netherlands, a shareholder agreement or the articles of association or similar document of the Company.

Limitations on the Depositary’s Liability

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of the Deposit Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ADSs, on behalf of any Owner or Holder or other person. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of ADSs or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding ADSs. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.